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                  EXHIBIT 23.1 -- CONSENT OF ERNST & YOUNG LLP

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-43807, Form S-3 No. 333-23745, and Form S-3 No. 333-53807) of
National TechTeam, Inc. and in the related Prospectuses and in Registration Statements (Form S-8 No. 333-04731 and Form S-8 No. 333-04733) pertaining to the National TechTeam, Inc. 1989 Amended and Restated Employees' 401
(k)/Profit-Sharing Plan and Trust of our report dated February 23, 2000 with respect to the consolidated financial statements of National TechTeam, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                       /s/ Ernst & Young LLP


Detroit, Michigan
March 29, 2000